SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2012

American Sands Energy Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4760 South Highland Drive, Suite 341, Salt Lake City, Utah	84117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 699-3966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Refusal to Stand for Re-Election

On April 16, 2012, Barry Larson, a director of American Sands Energy Corp., a Delaware corporation, (the “Company”), informed the Board of Directors that, due to personal reasons, he would not stand for re-election at the next Annual Shareholders’ Meeting of the Company (the “Annual Meeting”). The date of the Annual Meeting has yet to be determined. Mr. Larson will continue to serve as a director for the remainder of his current term, which is scheduled to expire on the date of the Annual Meeting. Prior to the Annual Meeting, the Nominating Committee will present its recommendations for nominees to the Board of Directors, including a replacement for Mr. Larson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Sands Energy Corp.

Date: April 16, 2012	By:	/s/ William C. Gibbs
William C. Gibbs, Chief Executive Officer